Exhibit 10.14

AMENDMENT NO. 2

THIS AMENDMENT NO. 2 (this “Amendment”), dated as of April 27, 2020, to the Credit Agreement, dated as of August 15, 2018 (as amended by Amendment No. 1, dated as of April 23, 2019, as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Applovin Corporation (the “Borrower”), and Bank of America, N.A., as administrative agent and collateral agent (collectively, the “Administrative Agent”). Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement as amended by this Amendment.

W I T N E S S E T H

WHEREAS, the Borrower, the Administrative Agent and the Lenders are parties to the Credit Agreement, pursuant to which the Lenders have, subject to the terms and conditions set forth therein, made certain credit available to and on behalf of the Borrower.

WHEREAS, the Borrower and the Administrative Agent may amend the Credit Agreement to cure any ambiguity, omission, mistake, defect or inconsistency and effect administrative changes of a technical or immaterial nature pursuant to clause (iii) of the eleventh paragraph of Section 13.1 of the Credit Agreement.

NOW, THEREFORE, the Administrative Agent and the Borrower (such parties being those whose consent is required to effect this Amendment pursuant to Section 13.1 of the Credit Agreement) agree as follows:

1. Amendments. Effective upon the execution of this Amendment by the Administrative Agent and the Borrower, each of the parties hereto agrees that the definition of “Permitted Other Indebtedness” set forth in Section 1.1 of the Credit Agreement shall be amended and restated in its entirety as follows:

“Permitted Other Indebtedness” shall mean Indebtedness consisting of one or more series of (i) secured or unsecured bonds, notes or debentures (which bonds, notes or debentures, if secured, must be secured either by Liens pari passu with the Liens on the Collateral securing the First Lien Obligations (but without regard to control of remedies) or by Liens having a junior priority relative to the Liens on the Collateral securing the First Lien Obligations), or (ii) secured or unsecured loans (which loans, if secured, must be secured either by Liens pari passu with the Liens on the Collateral securing the First Lien Obligations or by Liens having a junior priority relative to the Liens on the Collateral securing the First Lien Obligations), in each case issued or incurred by the Borrower or a Guarantor, (a) the maturity date of such Indebtedness shall be no earlier than the Initial Term Loan Maturity Date and such Indebtedness shall not have a shorter weighted average life to maturity than the existing Initial Term Loans provided that this clause (a) shall not apply to up to $180,000,000 of Permitted Other Indebtedness as elected by the Borrower; (b) [reserved], (c) of which neither the Borrower nor any Subsidiary of the Borrower (other than the Borrower or a Guarantor) is an obligor, (d) that, if secured, is not secured by a Lien any assets of the Borrower or its Subsidiaries other than the Collateral and (e) the other terms of which shall be on terms and documentation as determined by the Borrower and the lenders providing such Indebtedness.

2. Amendment is a “Credit Document”. This Amendment is a Credit Document and all references to a “Credit Document” in the Credit Agreement and the other Credit Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Credit Documents) shall be deemed to include this Amendment.

3. No Other Changes. Except as modified hereby, all of the terms and provisions of the Credit Documents shall remain in full force and effect. This Amendment shall not constitute a novation of the Credit Agreement.

4. Counterparts; Delivery. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

5. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

6. Jurisdiction; Waiver of Jury Trial. The jurisdiction and waiver of right to trial by jury provisions in Sections 13.13 and 13.15 of the Credit Agreement are incorporated herein by reference mutatis mutandis.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:	APPLOVIN CORPORATION

	By:	/s/ Herald Chen
	Name:	Herald Chen
	Title:	President and Chief Financial Officer

[Signature Page to Amendment No. 2 to Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Doug Ingram
Name:	Doug Ingram
Title:	Managing Director

[Signature Page to Amendment No. 2 to Credit Agreement]